UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2016
________

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed on August 18, 2016, the United States Bankruptcy Court for the Southern District of New York approved a Joint Motion of Reorganized Debtor and PharmAthene, Inc. to Amend Debtor’s Third Amended Chapter 11 Plan to Extend PharmAthene Allowed Claim Treatment Date, which extended the deadline for SIGA Technologies, Inc. (“SIGA”) to satisfy the previously disclosed judgment (the “PharmAthene Judgment”) owed to PharmAthene, Inc. (“PharmAthene”) from October 19, 2016 to November 30, 2016, conditioned on SIGA’s payment to PharmAthene of $100 million on or prior to October 19, 2016, which payment would be applied against the PharmAthene Judgment. On October 5, 2016, SIGA completed payment to PharmAthene of such $100 million amount, thereby satisfying the required condition and extending the deadline for satisfaction of the remainder of the PharmAthene Judgment to November 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date: October 6, 2016